Exhibit 99.1

Accelerate Diagnostics Reports Fourth Quarter and Full-Year 2020 Financial Results

TUCSON, Ariz., February 23, 2021 -- Accelerate Diagnostics, Inc. (Nasdaq: AXDX) today announced financial results for the fourth quarter and full year ended December 31, 2020.

“We were pleased with the improvement in our go-live execution over the course of 2020, which drove a material increase in our live instruments in the fourth quarter and led to a 63% increase in our revenue-generating installed base during the year,” commented Jack Phillips, Chief Executive Officer of Accelerate Diagnostics, Inc. “We also saw modest improvements in the demand environment during the quarter, although new instrument placements continued to be challenged due to pandemic-related headwinds, including limited salesforce access to potential customer sites and hospital decision-makers' strong focus on COVID-19.  Entering 2021, we are optimistic about an improving hospital selling environment as we leverage our improved sales and implementation processes and plan to bring our exciting new product launches to market.”

Fourth Quarter 2020 Highlights

•	Added 21 contracted instruments in the quarter and brought 45 instruments live in the U.S.

•	Ended the fourth quarter with 268 U.S. live revenue-generating instruments, with another 133 U.S. contracted Pheno instruments not yet live.

•	Net sales of $3.1 million, compared to $3.5 million in the fourth quarter of 2019, or a 10% decline, due to an international capital deal in the fourth quarter of 2019 that did not repeat in the current year.

•	Gross margin was 37% for the quarter, compared to 44% in the fourth quarter of 2019. This decrease was the result of pandemic-related effects on manufacturing, restructuring charges in EMEA, and dilution due to capital deals in the quarter.

•	Selling, general, and administrative expenses for the quarter were $11.2 million, compared to $13.6 million in the fourth quarter of 2019. This decrease was driven by pandemic-related reductions in sales and marketing spend related to travel and trade shows.

•	Research and development (R&D) costs for the quarter were $5.1 million, compared to $6.2 million in the fourth quarter of 2019. This decrease was the result of increased efficiencies and lower external study spend.

•	Net loss was $18.9 million in the fourth quarter, or $0.33 per share, which included $4.2 million in non-cash stock-based compensation expense.

•	Net cash used in the quarter was $9.2 million, and the company ended the quarter with total cash, investments, and cash equivalents of $68.3 million.

2020 Full Year Highlights

•	Net sales were $11.2 million for the year as compared to $9.3 million from the same period in the prior year, or 20% growth.

•	Gross margin was 40% for the year, compared to 47% for the prior year. This decrease was the result of pandemic-related effects on manufacturing, restructuring charges in EMEA, and dilution due to capital deals during the year.

•	Selling, general, and administrative expenses were $46.9 million for the year, compared to $51.9 million in 2019. This decrease was driven by pandemic-related reductions in sales and marketing spend related to travel and trade shows.

•	Research and development (R&D) costs were $21.3 million year-to-date, compared to $25.4 million in 2019. This decrease was the result of increased efficiencies and lower external study spend.

•	Net loss was $78.2 million for the year, or $1.40 per share, which included $16.5 million in non-cash stock-based compensation expense.

•	Net cash used was $40.2 million, and the company ended the quarter with total cash, investments, and cash equivalents of $68.3 million.

Full financial results for the year ending December 31, 2020 will be filed on Form 10-K through the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov.

1

Audio Webcast and Conference Call

The company will host a conference call at 4:30PM ET today to review its fourth quarter and full year 2020 results. To listen to the 2020 fourth quarter and full year 2020 financial results call by phone, +1.412.902.6506 and enter the conference ID: 9000762.  International participants may dial +1.412.902.6506. Please dial in 10–15 minutes prior to the start of the conference. A replay of the call will be available by telephone at +1.877.344.7529 (U.S.) or +1.412.317.0088 (International) using the replay code 10151395 until March 16, 2021.

This conference call will also be webcast and can be accessed from the “Investors” section of the company’s website at axdx.com/investors. A replay of the audio webcast will be available until May 24, 2021.

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. is an in vitro diagnostics company dedicated to providing solutions for the global challenges of antibiotic resistance and sepsis. The Accelerate Pheno® system and Accelerate PhenoTest® BC kit combine several technologies aimed at reducing the time clinicians must wait to determine the most optimal antibiotic therapy for deadly infections. The FDA cleared system and kit fully automate the sample preparation steps to report phenotypic antibiotic susceptibility results in approximately 7 hours direct from positive blood cultures. Recent external studies indicate the solution offers results 1-2 days faster than existing methods, enabling clinicians to optimize antibiotic selection and dosage specific to the individual patient days earlier.

The “ACCELERATE DIAGNOSTICS” and “ACCELERATE PHENO” and “ACCELERATE PHENOTEST” and diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc.

For more information about the company, its products and technology, or recent publications, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release are forward looking, such as, among others, Mr. Phillips statements regarding our optimism that our selling environment will improve in 2021, and our plan to bring new products to market. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Information about the risks and uncertainties faced by Accelerate Diagnostics is contained in the section captioned "Risk Factors" in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 27, 2020, and in any other reports that the company files with the Securities and Exchange Commission. The company's forward-looking statements could be affected by general industry and market conditions. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

###

For further information: Investor Inquiries & Media Contact: Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com

Source: Accelerate Diagnostics Inc.

2

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$35,781	$61,014
Investments	32,488	47,437
Trade accounts receivable	1,550	3,222
Inventory	9,216	8,059
Prepaid expenses	1,172	955
Other current assets	1,780	1,165
Total current assets	81,987	121,852
Property and equipment, net	6,135	7,905
Right of use assets	3,183	3,917
Other non-current assets	2,120	750
Total assets	$93,425	$134,424

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,290	$2,351
Accrued liabilities	2,991	3,828
Accrued interest	1,262	1,262
Deferred revenue	376	271
Current portion of long-term debt	553	—
Current operating lease liability	497	450
Total current liabilities	6,969	8,162
Non-current operating lease liability	3,063	3,579
Other non-current liabilities	335	19
Long-term debt	4,659	—
Convertible notes	141,211	130,043
Total liabilities	156,237	141,803
Commitments and contingencies
Stockholders' equity (deficit):
Preferred shares, $0.001 par value;
5,000,000 preferred shares authorized and none outstanding as of December 31, 2020 and 2019	—	—
Common stock, $0.001 par value;
85,000,000 common shares authorized with 57,607,939 shares issued and outstanding on December 31, 2020 and 85,000,000 common shares authorized with 54,708,792 shares issued and outstanding on December 31, 2019	58	55
Contributed capital	475,072	452,344
Treasury stock	(45,067)	(45,067)
Accumulated deficit	(492,966)	(414,653)
Accumulated other comprehensive loss	91	(58)
Total stockholders' equity (deficit)	(62,812)	(7,379)
Total liabilities and stockholders' equity (deficit)	$93,425	$134,424

3

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

	Years Ended December 31,
	2020	2019	2018
Net sales	$11,165	$9,297	$5,670
Cost of sales	6,706	4,897	3,187
Gross profit	4,459	4,400	2,483
Costs and expenses:
Research and development	21,255	25,345	27,638
Sales, general and administrative	46,904	51,886	55,214
Total costs and expenses	68,159	77,231	82,852
Loss from operations	(63,700)	(72,831)	(80,369)
Other income (expense):
Interest expense	(15,550)	(14,256)	(10,113)
Foreign currency exchange gain (loss)	252	(124)	(450)
Interest and dividend income	855	2,809	2,845
Other expense, net	(60)	(14)	(28)
Total other expense, net	(14,503)	(11,585)	(7,746)
Net loss before income taxes	(78,203)	(84,416)	(88,115)
Benefit (provision) for income taxes	(5)	111	(211)
Net loss	$(78,208)	$(84,305)	$(88,326)
Basic and diluted net loss per share	$(1.40)	$(1.55)	$(1.62)
Weighted average shares outstanding	56,010	54,506	54,494
Other comprehensive loss:
Net loss	$(78,208)	$(84,305)	$(88,326)
Net unrealized (loss) gain on available-for-sale investments	(2)	193	23
Foreign currency translation adjustment	151	(102)	(172)
Comprehensive loss	$(78,059)	$(84,214)	$(88,475)

4

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(in thousands)

	Shares	Common Stock Amount	Contributed Capital	Accumulated Deficit	Treasury stock	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity (Deficit)
Balances, January 1, 2018	55,674	$56	$360,620	$(241,972)	$—	$—	$118,704
Net loss	—	—	—	(88,326)	—	—	(88,326)
Exercise of options and restricted stock awards issued	382	—	3,749	—	—	—	3,749
Issuance of common stock under employee purchase plan	35	—	583	—	—	—	583
Unrealized gain on available-for-sale securities	—	—	—	—	—	23	23
Foreign currency translation adjustment	—	—	—	—	—	(172)	(172)
Repurchase of common stock under Prepaid Forward contract	(1,859)	(2)	—	—	(45,067)	—	(45,069)
Issuance of convertible note	—	—	53,283	—	—	—	53,283
Cumulative impact of accounting change	—	—	—	(50)	—	—	(50)
Equity-based compensation	—	—	14,650	—	—	—	14,650
Balances, December 31, 2018	54,232	54	432,885	(330,348)	(45,067)	(149)	57,375
Net loss	—	—	—	(84,305)	—	—	(84,305)
Issuance of common stock	56	—	1,000	—	—	—	1,000
Exercise of options and restricted stock awards issued	396	1	5,364	—	—	—	5,365
Issuance of common stock under employee purchase plan	25	—	458	—	—	—	458
Unrealized gain on available-for-sale securities	—	—	—	—	—	193	193
Foreign currency translation adjustment	—	—	—	—	—	(102)	(102)
Equity-based compensation	—	—	12,637	—	—	—	12,637
Balances, December 31, 2019	54,709	55	452,344	(414,653)	(45,067)	(58)	(7,379)
Net loss	—	—	—	(78,208)	—	—	(78,208)
Exercise of options and restricted stock awards issued	2,858	3	6,059	—	—	—	6,062
Issuance of common stock under employee purchase plan	41	—	359	—	—	—	359
Unrealized loss on available-for-sale securities	—	—	—	—	—	(2)	(2)
Foreign currency translation adjustment	—	—	—	—	—	151	151
Cumulative impact of accounting change	—	—	—	(105)	—	—	(105)
Equity-based compensation	—	—	16,310	—	—	—	16,310
Balances, December 31, 2020	$57,608	$58	$475,072	$(492,966)	$(45,067)	$91	$(62,812)

5

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

STATEMENT OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net loss	$(78,208)	$(84,305)	$(88,326)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,997	2,602	2,561
Amortization of investment discount	99	(427)	(621)
Equity-based compensation expense	16,464	12,618	14,422
Amortization of debt discount and issuance costs	11,168	9,969	6,849
Realized loss on available-for-sale securities	3	—	—
Loss on disposal of property and equipment	785	837	678
Contributions to deferred compensation plan	(357)	—	—
(Increase) decrease in assets:
Accounts receivable	1,592	(1,362)	86
Inventory	(1,356)	(3,655)	(4,223)
Prepaid expense and other assets	(2,087)	(752)	(250)
Increase (decrease) in liabilities:
Accounts payable	(1,006)	988	(748)
Accrued liabilities	(909)	(1,327)	1,426
Accrued interest	—	—	1,262
Deferred revenue and income	105	54	(904)
Deferred compensation	316	(34)	32
Net cash used in operating activities	(50,394)	(64,794)	(67,756)
Cash flows from investing activities:
Purchases of equipment	(1,362)	(330)	(998)
Purchase of marketable securities	(46,933)	(50,226)	(120,556)
Proceeds from sales of marketable securities	—	14,500	3,000
Maturities of marketable securities	61,901	88,867	98,416
Net cash provided by (used in) investing activities	13,606	52,811	(20,138)
Cash flows from financing activities:
Proceeds from issuance of common stock	362	1,458	583
Proceeds from exercise of options and warrants	6,059	5,365	3,749
Proceeds from issuance of convertible note	—	—	171,500
Proceeds from debt	5,578	—	—
Payment of debt	(366)	—	—
Prepayment of forward stock repurchase transaction	—	—	(45,069)
Payment of debt issuance costs	—	—	(4,992)
Net cash provided by financing activities	11,633	6,823	125,771
Effect of exchange rate on cash	(78)	(86)	(130)
Increase (decrease) in cash and cash equivalents	(25,233)	(5,246)	37,747
Cash and cash equivalents, beginning of period	61,014	66,260	28,513
Cash and cash equivalents, end of period	$35,781	$61,014	$66,260

6

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

STATEMENT OF CASH FLOWS (CONTINUED)

(in thousands)

	Years Ended December 31,
	2020	2019	2018
Non-cash investing activities:
Transfer of instruments from inventory to property and equipment	$1,525	$3,361	$4,767
Supplemental cash flow information:
Interest paid	$4,288	$4,288	$2,001
Income taxes paid, net of refunds	$43	$41	$651

See accompanying notes to consolidated financial statements.

7